                                                                     EXHIBIT 2.5


                               REAFFIRMATION OF
                      GUARANTEE AND COLLATERAL AGREEMENT


          This Reaffirmation of Guarantee and Collateral Agreement dated as of December 31, 2000 ("Reaffirmation") is made by the Borrower (as defined below) and each of the other parties signatory hereto (collectively referred to as the "Grantors") in favor of Bank One, NA, as Administrative Agent ("Administrative Agent") for the Lenders (as defined in the Credit Agreement described below).

                                 INTRODUCTION

          A. IFCO Systems, N.V., a public limited liability company organized under the laws of the Netherlands ("Holdings"), IFCO Systems North America, Inc., a Delaware corporation, formerly known as PalEx, Inc. (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CIBC World Markets Corp. and Banc One Capital Markets, Inc. as co-lead arrangers and co-book runners, CIBC World Markets Corp., as syndication agent, and Bank One, NA, as administrative agent (in such capacity, the "Administrative Agent") have entered into the Second Amended and Restated Credit Agreement dated December 31, 2000 (the "Amended Credit Agreement"), which amends and restates the Amended and Restated Credit Agreement dated as of March 31, 2000, which amended and restated the Credit Agreement dated as of March 8, 2000 (together, the "Original Credit Agreement").

          B. In connection with the Original Credit Agreement, each of the Borrower and the Grantors has executed the Guarantee and Collateral Agreement dated as of March 8, 2000 (attached hereto as Exhibit A) in favor of the
                                              ---------
Administrative Agent for the ratable benefit of the Lenders (as amended, modified, supplemented or restated from time to time, the "Guarantee and Collateral Agreement") guaranteeing, among other things, the obligations of the Borrower under the Credit Agreement and the other Loan Documents. It is a condition precedent to the effectiveness of the Original Credit Agreement and any amendments thereto that the Borrower and the Grantors shall have executed and delivered this Reaffirmation.

          THEREFORE, each of the Borrower and the Grantors hereby agrees as follows:

          Section 1.  Reaffirmation of Guarantee and Collateral Agreement.  Each
                      ---------------------------------------------------
of the Borrower and the Grantors hereby ratifies, confirms, and acknowledges the obligations under the Guarantee and Collateral Agreement are, after giving effect to the Amended Credit Agreement, in full force and effect and the Borrower and each Grantor continues to unconditionally and irrevocably guarantee the full and punctual payment and performance, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (as defined in the Guarantee and Collateral Agreement). Each of the Borrower and the Grantors hereby acknowledges that the delivery of this Reaffirmation does not indicate or establish an approval or consent requirement by any of the Borrower and the Grantors under the Guarantee and Collateral

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Agreement in connection with the execution and delivery of the Amended Credit
Agreement or any of the other Loan Documents.

          Section 2.  Effectiveness.  This Reaffirmation shall become effective
                      -------------
upon each of the Borrower and the Grantors duly and validly executing this Reaffirmation and delivering it to the Administrative Agent.

          Section 3.  Choice of Law.  This Reaffirmation shall be governed by
                      -------------
and construed and enforced in accordance with the laws of the State of New York.

          Section 4.  Counterparts.  This Reaffirmation may be signed in any
                      ------------
number of counterparts, each of which shall be an original.


          EXECUTED as of the 30th day of April, 2001.

                                        BORROWER:
                                        --------

                                        IFCO SYSTEMS NORTH AMERICA, INC.


                                        By: /s/ Edward Rhyne
                                           -------------------------------------
                                        Name:   Edward Rhyne
                                             -----------------------------------
                                        Title:  Vice President
                                               ---------------------------------


                                        GRANTORS:
                                        --------

                                        IFCO SYSTEMS, N.V.


                                        By: /s/ Edward Rhyne
                                            ------------------------------------
                                        Name:   Edward Rhyne
                                              ----------------------------------
                                        Title:  Executive Vice President
                                               ---------------------------------

                                         IFCO SYSTEMS VIRGINIA, INC.
                                         IFCO SYSTEMS FLORIDA, INC.
                                         SONOMA PACIFIC COMPANY
                                         NEW LONDON PALLET, INC.
                                         NLD, INC.
                                         IFCO SYSTEMS CALIFORNIA, INC.
                                         SOUTHERN PALLET, INC.
                                         IFCO SYSTEMS PENNSYLVANIA, INC.
                                         SHIPSHEWANA PALLET CO., INC.
                                         VALLEY CRATING AND PACKAGING, INC.
                                         DUCKERT PALLET CO., INC.
                                         ISAACSON LUMBER COMPANY
                                         BLACK RIVER FOREST PRODUCTS, INC.
                                         PALEX-TEXAS, INC.
                                         IFCO SYSTEMS IOWA, INC.
                                         SHEFFIELD LUMBER AND PALLET
                                            COMPANY, INC.


                                         By: /s/ Edward Rhyne
                                            ------------------------------------
                                         Name:   Edward Rhyne
                                              ----------------------------------
                                         Title:  Vice President
                                                --------------------------------


                                         AZ PALLET, INC.
                                         BROMLEY ACQUISITION COMPANY, INC.
                                         IFCO SYSTEMS OHIO, INC.


                                         By: /s/ Edward Rhyne
                                             -----------------------------------
                                         Name:   Edward Rhyne
                                              ----------------------------------
                                         Title:  Vice President
                                                --------------------------------


                                         PALLET MANAGEMENT SERVICES, INC.


                                         By: /s/ Edward Rhyne
                                             -----------------------------------
                                         Name:   Edward Rhyne
                                               ---------------------------------
                                         Title:  Vice President
                                                --------------------------------

                                   PALEX-TEXAS, L.P.

                                   By: PalEx-Texas, Inc., its General Partner


                                   By: /s/ Edward Rhyne
                                       -----------------------------------------
                                   Name:   Edward Rhyne
                                         ---------------------------------------
                                   Title:  Vice President
                                          --------------------------------------


                                   IFCO ICS-CHICAGO, INC.
                                   IFCO INDUSTRIAL CONTAINER SYSTEMS
                                      HOLDING COMPANY
                                   IFCO ICS-WASHINGTON, INC.
                                   IFCO ICS-CALIFORNIA, INC.
                                   ENVIRONMENTAL RECYCLERS OF
                                      COLORADO, INC.
                                   IFCO ICS-FLORIDA, INC.
                                   IFCO ICS-MINNESOTA, INC.
                                   IFCO ICS-GEORGIA, INC.
                                   IFCO ICS-ILLINOIS, INC.
                                   IFCO ICS-NORTH CAROLINA, INC.
                                   IFCO ICS-MIAMI, INC.
                                   CONTAINER RESOURCES CORPORATION


                                   By: /s/ Barry Slavin
                                       -----------------------------------------
                                   Name:   Barry Slavin
                                         ---------------------------------------
                                   Title:  Vice President
                                          --------------------------------------


                                   IFCO ICS-MICHIGAN, INC.


                                   By: /s/ Barry Slavin
                                       -----------------------------------------
                                   Name:   Barry Slavin
                                         ---------------------------------------
                                   Title:  Vice President
                                          --------------------------------------

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
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
                                             IFCO ICS-WESTERN LLC

                                             By:  IFCO ICS-Chicago, Inc., its Manager


                                             By: /s/ Barry Slavin
                                                 -------------------------------------
                                             Name:   Barry Slavin
                                                   -----------------------------------
                                             Title:  Vice President
                                                    ----------------------------------


                                             PALEX TEXAS HOLDINGS, INC.


                                             By: /s/ Casey Fletcher
                                                 -------------------------------------
                                             Name:   Casey Fletcher
                                                   -----------------------------------
                                             Title:  President
                                                    ----------------------------------


                                             IFCO SYSTEMS EUROPE GMBH


                                             By: /s/ Michael Nimtsch  /s/ Karl Pohler
                                                --------------------------------------
                                             Name:   Michael Nimtsch      Karl Pohler
                                                  ------------------------------------
                                             Title:  CFO                  CEO
                                                   -----------------------------------


                                             SCHOELLER-U.S., INC.


                                             By: /s/ Edward Rhyne
                                                --------------------------------------
                                             Name:   Edward Rhyne
                                                  ------------------------------------
                                             Title:  Vice President
                                                   -----------------------------------


                                             IFCO - U.S., L.L.C.


                                             By: /s/ Edward Rhyne
                                                --------------------------------------
                                             Name:   Edward Rhyne
                                                  ------------------------------------
                                             Title:  Vice President
                                                   -----------------------------------
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                                      -5-